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                                    EXHIBIT A

                             JOINT FILING AGREEMENT


     The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Value Property Trust dated February 7, 1996 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  February 7, 1996     ANGELO, GORDON & CO., L.P.

                             By:   AG Partners, L.P.
                                   General Partner


                                   By:  /s/ Michael L. Gordon
                                        ----------------------------------------
                                        Name:  Michael L. Gordon
                                        Title:   General Partner



                             /s/ John M. Angelo
                             ---------------------------------------------------
                             JOHN M. ANGELO


                             /s/ Michael L. Gordon
                             ---------------------------------------------------
                             MICHAEL L. GORDON